UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

SAVI MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27727	91-1766174

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12707 High Bluff Drive, Suite 200 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (858) 350-4207

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            On February 18, 2008 Greg Sweeney resigned as Chief Executive Officer and as a Director.  On February 18, Steve Botkin resigned as Chief Information Officer and as a Director.  Both individuals left the company to pursue other opportunities and have agreed to be available on a consulting basis to assist the Company over the next two months.  The effective date of their resignations was January 31, 2008.

The Board of Directors has appointed Serge Monros to serve as Chief Executive Officer.  Mr. Monros currently serves as the Chairman of the Board and as the Chief Technology Officer.  Serge Monros has been the Chief Technology Officer and a director since August 2004.  He also serves as the CEO and director of his corporation, His Divine Vehicle, Inc. Prior to joining, Mr. Monros held several positions including Chief Technology Officer for Integrated Micro Systems Company headquartered in Vista, Ca, and Senior Systems Analyst for Rockwell International's Space Transportation Services (STS) Division located in Downey, Ca.

The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 21, 2008	Savi Media Group, Inc.

By: /s/ Serge Monros
Serge Monros
Chairman, CEO and CTO